EXHIBIT 99.2

IMMEDIATE RELEASE

SUPERVALU HOLDS FISCAL 2007 ANNUAL MEETING OF SHAREHOLDERS; BOARD OF DIRECTORS APPROVES THREE PERCENT ANNUAL DIVIDEND INCREASE

COMPANY ON TRACK AS IT APPROACHES THE ONE YEAR ANNIVERSARY OF TRANSFORMATIONAL ACQUISITION

MINNEAPOLIS – MAY 24, 2007—SUPERVALU INC. (NYSE: SVU) today announced that its board of directors approved a three percent increase in the annual dividend to $0.68 per share from last year’s level of $0.66 per share. With this announcement, SUPERVALU continues its strong dividend history, having paid dividends for nearly 70 years. The new quarterly dividend rate of $0.17 per share will be effective with the September dividend payment. The previously announced quarterly dividend rate, which is payable on June 15, 2007 to shareholders of record as of June 1, 2007 will be paid at last year’s quarterly amount of $0.1650 per share.

Also at this year’s annual meeting of shareholders, Jeff Noddle, SUPERVALU chairman and chief executive office outlined plans to build sustainable success as a new retail powerhouse, following last year’s transformational acquisition of Albertsons’ premier retail properties. Commenting at the meeting, Noddle said, “As we approach the one year anniversary of the acquisition in June, we are on schedule with our plan to leverage our transformed business model and deliver continued value to our shareholders. We are very well-positioned for the next stage of growth as we implement initiatives designed to further deliver the economics of the acquisition by leveraging our competencies in both retail and supply chain. I am confident that the full potential of the NEW SUPERVALU will continue to emerge in the years ahead.”

On June 2, 2006, SUPERVALU completed it’s approximately $12 billion acquisition of Albertson’s premier retail properties which transformed SUPERVALU into one of the country’s largest grocery retailers.

Other Annual Meeting News

During the meeting, shareholders approved the election of each of SUPERVALU’S directors standing for election. The following directors were elected for a three-year term expiring in 2010: Charles M. Lillis, Jeffrey Noddle, Steven S. Rogers and Wayne C. Sales. Kathi P. Seifert was elected for a two-year term expiring in 2009 and A. Gary Ames was elected for a one-year term expiring in 2008.

The SUPERVALU INC. 2007 Stock Plan was approved by shareholders.

Shareholders also ratified the appointment of KPMG LLP as the company’s independent auditor. KPMG has been SUPERVALU’s external auditor since 1999.

The shareholder proposal for a report on controlled-atmosphere killing was not approved.

The final results will be certified by the independent election inspectors and posted on SUPERVALU’s Web site (www.supervalu.com). They will also be reported in SUPERVALU’s Report on Form 10-Q for the first quarter of the fiscal year.

About SUPERVALU INC

SUPERVALU INC. is one of the largest companies in the United States grocery channel with annual sales of more than $40 billion. SUPERVALU holds leading market share positions across the U.S. with its approximately 2,500 retail grocery locations. Through SUPERVALU’s nationwide supply chain network, the company provides distribution and related logistics support services to more than 5,000 grocery endpoints across the country. SUPERVALU currently has more than 190,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for the historical and factual information contained herein, the matters set forth in this news release, including statements as to the progress and expected benefits of the combination of the operations of Albertson’s, Inc. that were acquired in June 2006 with those of SUPERVALU, such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected, the possibility that costs, including costs related to purchase accounting estimates of fair value, or difficulties related to the combination of Albertsons operations into SUPERVALU will be greater than expected, and the impact of competition, economic and industry conditions, security and food and drug safety issues, severe weather and natural disasters, escalating costs of providing employee benefits, and other labor relations issues including contract negotiations, expansion, liquidity, legal and administrative proceedings, regulatory and accounting matters, changes in operating conditions, and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU’s reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTORS and FINANCIAL MEDIA:
Yolanda Scharton
952-828-4540
yolanda.scharton@supervalu.com

GENERAL and TRADE MEDIA:
Haley Meyer
952-828-4786
Haley.meyer@supervalu.com